Exhibit 10.4

GOSSAMER BIO, INC.

RESTRICTED STOCK GRANT NOTICE AND

RESTRICTED STOCK AGREEMENT

Gossamer Bio, Inc. (the “Company”) hereby grants to Recipient the number of shares of the Company’s Common Stock (referred to herein as “Shares”) set forth below. This Restricted Stock award (this “Award”) is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement attached hereto as Exhibit A (the “Agreement”), which is incorporated herein by reference. This Award is made and granted as a stand-alone award and is not granted under or pursuant to the Company’s 2017 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”). However, for convenience purposes, unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Grant Notice (“Grant Notice”) and the Agreement.

Recipient:

Grant Date:

Total Number of Shares of Restricted Stock:

Vesting Schedule:

50% of the Shares shall be vested and not subject to the Forfeiture Restriction (as defined in Section 2(a) of the Agreement) on the Grant Date, 20% of the Shares shall vest and be released from the Forfeiture Restriction on January 4, 2019, and the remaining 30% of the Shares shall vest and be released from the Forfeiture Restriction in forty-eight equal monthly installments thereafter on the last day of each one-month period of Recipient’s service as a full-time employee of the Company thereafter, so that all of the Shares shall be vested and released from the Forfeiture Restriction on January 4, 2023.

In addition, in the event of Recipient’s termination of employment by the Company (or any of its subsidiaries or affiliates, as applicable, or any of their respective successors or assigns) without Cause (as defined below) (excluding by reason of Recipient’s death or Disability (as defined below)) or by Recipient for Good Reason (as defined below), in each case prior to a Change in Control, such number of the Shares shall be vested and no longer subject to the Forfeiture Restriction as would have vested pursuant to the vesting schedule set forth above over the twelve months following the date of termination had Recipient remained employed through such period, with such vesting effective as of the date of such termination.

In addition, in the event of Recipient’s termination of employment by the Company (or any of its subsidiaries or affiliates, as applicable, or any of their respective successors or assigns) without Cause (excluding by reason of Recipient’s death or Disability) or by Recipient for Good Reason, in each case within twelve months following a Change in Control, then all of the Shares shall be vested and no longer subject to the Forfeiture Restriction effective as of the date of such termination.

In addition, in the event of Recipient’s termination of employment by reason of his or her death or Disability, then such number of the Shares shall be vested and no longer subject to the Forfeiture Restriction as is equal to the greater of (a) 50% of the number of Shares then subject to the Forfeiture Restriction, or (b) such number of Shares as would have vested and released from the Forfeiture Restriction pursuant to the vesting schedule set forth above over the twelve months following the date of termination had Recipient remained employed through such period, with such vesting effective as of the date of such termination.

For purposes of this Grant Notice, the terms “Cause,” “Good Reason,” “Disability” and “Change in Control” shall have the meanings given to such terms in that certain offer letter dated January 4, 2018, between the Company and Recipient (the “Offer Letter”).

All of the foregoing vesting acceleration shall be subject to Recipient’s (or his or her legal representatives) execution of a general release of all known and unknown claims and covenant not to sue in the form attached to the Offer Letter and the lapse of any revocation period thereunder without exercise by Recipient (or his or her legal representatives) of such revocation right.

By his or her signature and the Company’s signature below, Recipient agrees to be bound by the terms and conditions of the Agreement and this Grant Notice. Recipient has reviewed the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice and the Agreement. Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Agreement. Recipient shall also execute and deliver to the Company the stock assignment duly endorsed in blank, attached to this Grant Notice as Exhibit B (the “Stock Assignment”). If Recipient is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit C.

GOSSAMER BIO, INC.	RECIPIENT

By:	By:
Print Name:	Print Name:
Title:	State of Residence:

EXHIBIT A

TO RESTRICTED STOCK GRANT NOTICE

RESTRICTED STOCK AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Recipient the number of Shares indicated in the Grant Notice.

This Award is made and granted as a stand-alone award, separate and apart from, and outside of, the Plan, and shall not constitute an award granted under or pursuant to the Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the Award (including but not limited to the adjustment provisions contained in Section 8 of the Plan), and the Award shall be subject to such terms, conditions and definitions, which are hereby incorporated into this Agreement by reference. For the avoidance of doubt, the Award shall not be counted for purposes of calculating the aggregate number of Shares that may be issued or transferred pursuant to Awards under the Plan as set forth in Section 4(a) of the Plan. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement shall control.

1.    Grant of Restricted Stock.

(a)    Grant of Restricted Stock. In consideration of Recipient’s past and/or continued employment with or service to the Company or a parent or subsidiary of the Company and for other good and valuable consideration, which the Board has determined exceeds the par value per Share, effective as of the Grant Date set forth in the Grant Notice, the Company irrevocably grants to Recipient the Shares set forth in the Grant Notice, upon the terms and conditions set forth in the this Agreement.

(b)    Issuance of Shares. On the Grant Date, the Company shall issue the Shares to Recipient and shall (i) cause a share certificate or certificates representing the Shares to be registered in the name of Recipient, or (ii) cause such Shares to be held in book entry form. If a share certificate is issued, it shall be delivered to and held in custody by the Company and shall bear the restrictive legends required by Section 4(a) below. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement.

(c)    Rights as a Stockholder. Except as otherwise provided herein, upon issuance of the Shares by the Company to Recipient (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), Recipient shall have all the rights of a stockholder with respect to said Shares, including the right to receive any cash or stock dividends or other distributions paid to or made with respect to the Shares, subject to the restrictions described in the following sentence, which restrictions shall lapse when the Unreleased Shares are released from the Forfeiture Restriction as set forth in Section 2. Unless otherwise provided by the Board, if any dividends or distributions are paid in cash or shares, or consist of a dividend or distribution to holders of Common Stock of property, the cash, shares or other property paid or made with respect to Unreleased Shares will be retained in custody by the Company (without interest) (the “Retained Distributions”) and subject to the same forfeiture and transferability restrictions as the Unreleased Shares with respect to which they were paid or made and shall automatically be forfeited to the Company for no consideration in the event of the forfeiture of the Unreleased Shares with respect to which they were paid pursuant to the Forfeiture Restriction. Any Retained Distributions held by the Company that were paid on those Unreleased Shares as to which the Forfeiture Restriction and transfer restrictions lapse or are removed shall also be released to Recipient at the time of such lapse or removal. In no event shall a Retained Distribution be paid with respect to Unreleased Shares later than the end of the calendar year in which the corresponding dividends or distributions are paid to holders of Common Stock or, if later, the 15th day of the third month following the later of (i) the date the dividends or distributions are paid to holders of Common Stock and (ii) the date the Unreleased Shares with respect to which the Retained Distributions are paid vest. Recipient shall enjoy rights as a stockholder until such time as Recipient disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal under the Plan. Upon such exercise, Recipient shall have no further rights as a holder of the Shares except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Recipient shall forthwith cause the certificate(s), if any issued, evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

2.    Restrictions on Shares.

(a)    Forfeiture Restriction. Subject to the provisions of Section 2(b) below, in the event of Recipient’s Termination of Service for any reason, all of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares (as defined below) so forfeited, and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Recipient.

(b)    Release of Shares from Restriction. Any Shares that have not yet been released from the Forfeiture Restriction, together with any Retained Distributions paid thereon pursuant to Section 1(c) and held by the Company, are referred to herein as the “Unreleased Shares.” The Unreleased Shares shall be released from the Forfeiture Restriction in accordance with the vesting schedules set forth in the Grant Notice. The Unreleased Shares shall be held by the Company in accordance with Section 3 until the Shares are forfeited as provided in Section 2(a), until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. Recipient hereby authorizes and directs the Secretary of the Company, or such other person designated by the Board, to transfer the Unreleased Shares which have been forfeited pursuant to Section 2(a) from Recipient to the Company. As soon as administratively practicable following the release of any Unreleased Shares from the Forfeiture Restriction, the Company shall, as applicable, either deliver to Recipient the certificate or certificates representing such Shares in the Company’s possession belonging to Recipient, or, if the Shares are held in book entry form, then the Company shall remove the notations on the book form. Recipient (or the beneficiary or personal representative of Recipient in the event of Recipient’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

(d)    Transferability. Except as otherwise permitted by the Board, the Unreleased Shares shall not be sold, assigned, transferred, pledged or otherwise encumbered by Recipient, either voluntarily or by operation of law, except by will or the laws of descent and distribution; provided, however, that, notwithstanding the foregoing, the Board hereby agrees that the Unreleased Shares may be transferred by Recipient to a “Permitted Transferee, provided that any Permitted Transferee agrees to be bound by the provisions of this Agreement and the Shares remain subject to any applicable restrictions set forth in this Agreement. For purposes of this Agreement, “Permitted Transferee” will mean, with respect to Recipient, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing Recipient’s household (other than a tenant or employee), a trust in which these persons (or the holder) control the management of assets, and any other entity in which these persons (or the holder) own more than fifty percent of the voting interests, or to a custodian, trustee or other fiduciary for the account of Recipient or any of the foregoing persons in connection with a bona fide estate planning transaction, or any other transferee specifically approved by the Board.

(e)    Right of First Refusal. Recipient acknowledges that the Shares are subject to a Right of First Refusal pursuant to the Company’s Bylaws, a copy of which is available from the Secretary of the Company, and shall further be subject to the Right of First Refusal set forth in the Plan as if such provision were fully set forth herein.

(f)    Market Stand-Off Agreement. Recipient hereby agrees, if so requested by the managing underwriters or the Company in connection with the initial public offering of the Company’s Common Stock, that, without the prior written consent of such managing underwriters, Recipient will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of, assign any legal or beneficial interest in or make a distribution of any capital stock of the Company held by or on behalf of Recipient or beneficially owned by Recipient in accordance with the rules and regulations of the Securities and Exchange Commission for a period of up to 180 days after the date of the final prospectus relating to the Company’s initial public offering (or such other period as may be reasonably requested by the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in Financial Industry Regulatory Authority (FINRA) Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

(g)    Restrictions on Shares; Claw-Back Provisions. The Shares shall be subject to the provisions of Section 10(o) of the Plan as if such provision were fully set forth herein. Recipient hereby agrees to execute such further instruments and to take such further action as the Company requests to carry out the purposes and intent of such section, including, without limitation, restrictions on the transferability of shares of Common Stock, the right of the Company to repurchase shares of Common Stock, the right of the Company to require that shares of Common Stock be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements in accordance with such section.

3.    Escrow. To insure the availability for delivery of the Unreleased Shares in the event of the application of the Forfeiture Restriction, Recipient appoints the Secretary of the Company, or such other person designated by the Board from time to time as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unreleased Shares, if any, forfeited pursuant to the Forfeiture Restriction, together with any Retained Distributions paid thereon pursuant to Section 1(c) and held by the Company, and shall deliver and deposit with the Secretary of the Company, or such other person designated by the Board from time to time, the share certificate(s) representing the Shares, together with the Stock Assignment. The Unreleased Shares and Stock Assignment (and any Retained Distributions) shall be held by the Secretary, or such other person designated by the Board from time to time, in escrow, until the Unreleased Shares are forfeited as provided in Section 2, until such Unreleased Shares are fully released from both the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. Upon release of the Unreleased Shares from both the Forfeiture Restriction, the escrow agent shall as soon as reasonably practicable deliver to Recipient the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Recipient, and the escrow agent shall be discharged of all further obligations hereunder. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares (or any Retained Distributions) in escrow and while acting in good faith and in the exercise of its judgment.

4.    Restrictive Legends and Stop-Transfer Orders.

(a)    Legends. Recipient understands and agrees that the Company shall cause any certificates issued evidencing the Shares to have the legends set forth below or legends substantially equivalent thereto, together with any other legends that may be required by Applicable Laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO FORFEITURE PURSUANT TO, AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH, THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. SUCH FORFEITURE AND/OR TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)    Stop Transfer Orders. Recipient agrees that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)    Impermissible Transfers Void. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred. Any transfer or attempted transfer of the Shares not in accordance with the terms of this Agreement shall be void.

5.    Taxes.

(a)    Tax Consequences of Award. Recipient understands that Recipient may suffer adverse tax consequences as a result of Recipient’s receipt of, vesting in or disposition of the Shares. Recipient represents that Recipient has consulted with any tax consultants or personal advisors Recipient deems advisable in connection with the receipt of the Shares and that Recipient is not relying on the Company for any tax or other advice. Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Recipient understands that Recipient (and not the Company) shall be responsible for Recipient’s tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)    Section 83(b) Election for Unreleased Shares. Recipient acknowledges that, unless an election is filed by Recipient with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty days of the Grant Date, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on their Fair Market Value on the date of issuance, there will be a recognition of taxable income to Recipient equal to the Fair Market Value of the Unreleased Shares at the time the restrictions thereon lapse. Recipient represents that Recipient has consulted any tax consultants or personal advisors Recipient deems advisable in connection with the filing of the election under Section 83(b) of the Code and similar tax provisions.

RECIPIENT ACKNOWLEDGES THAT IT IS RECIPIENT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(B) OF THE CODE, AND THE COMPANY AND ITS REPRESENTATIVES SHALL HAVE NO OBLIGATION OR AUTHORITY TO MAKE THIS FILING ON RECIPIENT’S BEHALF.

(b)    Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or require Recipient to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including Recipient’s employment tax obligation) required by Applicable Law to be withheld with respect to any taxable event concerning Recipient arising as a result of the grant or vesting of the Shares or otherwise under this Agreement, including, without limitation, the authority to deduct such amounts from other compensation payable to Recipient by the Company.

6.    Recipient Representations. Recipient hereby makes the following certifications and representations with respect to the Shares listed above:

(a)    Recipient is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Recipient is acquiring these Shares for investment for Recipient’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)    Recipient acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Recipient’s investment intent as expressed herein. Recipient understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Recipient further acknowledges and understands that the Company is under no obligation to register the Shares. Recipient understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under Applicable Laws.

(c)    Recipient is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, ninety days thereafter (or such longer period as any market stand-off agreement may require) the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144.

(d)    In the event that the Company does not qualify under Rule 701 at the time of issuance of the Shares, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144.

(e)    Recipient further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Recipient understands that no assurances can be given that any such other registration exemption will be available in such event.

7.    Miscellaneous.

(a)    No Right To Employment or Other Status. The grant of this Award shall not be construed as giving a Recipient the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with Recipient free from any liability or claim under this Agreement.

(b)    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal executive offices, and any notice to be given to Recipient shall be addressed to Recipient at the most-recent physical or email address for Recipient listed in the Company’s personnel records. By a notice given pursuant to this Section 7(b), either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

(c)    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Recipient and his or her heirs, executors, administrators, successors and assigns.

(d)    Severability. In the event any portion of this Agreement or any action taken pursuant hereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

(e)    Entire Agreement; Governing Documents. The Grant Notice, the Offer Letter and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Recipient with respect to the subject matter hereof. Recipient hereby agrees to execute such further instruments and to take such further action as the Company requests to carry out the purposes and intent of this Agreement, including, without limitation, restrictions on the transferability of shares of Common Stock, the right of the Company to reacquire or repurchase shares of Common Stock, the right of the Company to require that shares of Common Stock be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements in accordance with this Agreement.

(f)    Governing Law. The provisions of this Agreement, including the Shares, shall be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.

(g)    Titles and Headings. The titles and headings of the Sections in this Agreement are for convenience of reference only and, in the event of any conflict, the text of this Agreement, rather than such titles or headings, shall control.

(h)    California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFORE PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

EXHIBIT B

TO RESTRICTED STOCK GRANT NOTICE

STOCK ASSIGNMENT

[See instructions below]

FOR VALUE RECEIVED I,                     , hereby sell, assign and transfer unto                      the shares of the Common Stock of Gossamer Bio, Inc. registered in my name on the books of said corporation represented by Certificate No.          and do hereby irrevocably constitute and appoint                      to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Grant Notice and Restricted Stock Agreement between Gossamer Bio, Inc. and the undersigned dated                     .

Dated:                     ,

Signature:
Print Name:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to enforce the Forfeiture Restriction, as set forth in the Restricted Stock Grant Notice and Restricted Stock Agreement, without requiring additional signatures on the part of Recipient.

B-1

EXHIBIT C

TO RESTRICTED STOCK GRANT NOTICE

CONSENT OF SPOUSE

I,                     , spouse of                     , have read and approve the foregoing Restricted Stock Grant Notice and Restricted Stock Agreement dated                     , between my spouse and Gossamer Bio, Inc. In consideration of issuing to my spouse the shares of the Common Stock of Gossamer Bio, Inc. set forth in the Restricted Stock Grant Notice and Restricted Stock Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Restricted Stock Grant Notice and Restricted Stock Agreement and agree to be bound by the provisions of the Restricted Stock Grant Notice and Restricted Stock Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Restricted Stock Grant Notice and Restricted Stock Agreement.

Dated:	,	Signature of Spouse:

C-1

FORM OF 83(B) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the shares of common stock of Gossamer Bio, Inc. transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the date the shares were transferred to you. There is no remedy for failure to file on time. The steps outlined below should be followed to ensure the election is mailed and filed correctly and in a timely manner. If you make the Section 83(b) election, the election is irrevocable.

Complete the Section 83(b) election form (attached as Attachment 1) and make four (4) copies of the signed election form. Your spouse, if any, should sign the Section 83(b) election form as well.

Prepare the cover letter to the Internal Revenue Service (sample letter attached as Attachment 2).

Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns. We suggest that you have the package date-stamped at the post office. The post office will provide you with a certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

One (1) copy must be sent to Gossamer Bio, Inc. for its records.

Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ATTACHMENT 1

ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of Common Stock of Gossamer Bio, Inc., a Delaware corporation (the “Company”).

The name, address and taxpayer identification number of the undersigned taxpayer are:

The name, address and taxpayer identification number of the Taxpayer’s spouse are (complete if applicable):

Description of the property with respect to which the election is being made:

                 shares of Common Stock of the Company.

The date on which the property was transferred was                     . The taxable year to which this election relates is calendar year 2018.

Nature of restrictions to which the property is subject:

The Shares are subject to forfeiture upon the occurrence of certain events. This forfeiture restriction lapses based upon the continued performance of services by the taxpayer over time or upon performance conditions related to the issuer of the Shares.

The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(i)) of the Shares was $___ per Share.

The amount paid by the taxpayer for the Shares was $0 per share.

A copy of this statement has been furnished to the Company.

Dated:	Taxpayer Signature

The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).

Dated:	Spouse’s Signature